FORM OF LETTER OF TRANSMITTAL

to Accompany Common Shares, No Par Value

of

EVERGREEN UTILITIES AND HIGH INCOME FUND

Tendered Pursuant to the Offer to Purchase Dated September 26, 2005

THE OFFER WILL EXPIRE AT 5:00 P.M. EASTERN TIME ON OCTOBER 27, 2005, UNLESS THE OFFER IS EXTENDED. SHARES MAY BE WITHDRAWN AT ANY TIME BEFORE THE OFFER EXPIRES.

Depositary Telephone Number: (888) 396-7866

Depositary Addresses:

By First Class Mail:	By Registered, Certified Or Express Mail or Overnight Courier:	By Hand:

Computershare Shareholder Services, Inc. Attn: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	Computershare Shareholder Services, Inc. Attn: Corporate Actions 161 Bay State Drive Braintree, MA 02184	Computershare Shareholder Services, Inc. 17 Battery Park Place 11th Floor New York, NY 10004

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF SHARES TENDERED (See Instructions 3 and 4)
Name(s) and Address(es) of Registered Owner(s) (Please fill in, if blank, exactly the name(s) in which shares are registered)	Shares Tendered* (Attach Additional Signed List, if Necessary)
Certificate Number(s)* Total Shares Tendered	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered**

Total Shares Owned ______
Tendered of Total Shares Owned ______%
*	Need not be completed by Shareholders who tender Shares by book-entry transfer.
**	If the Shares tendered hereby are in certificate form, the certificates representing such Shares MUST be returned together with this Letter of Transmittal. Unless otherwise indicated, it will be assumed that all Shares evidenced by certificates delivered to the Depositary are being tendered.

        This Letter of Transmittal is to be used (a) if you desire to effect the tender transaction yourself, (b) if you intend to request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you and the Shares are not registered in the name of such broker, dealer, commercial bank, trust company or other nominee, and (c) by a broker, dealer, commercial bank, trust company or other nominee effecting the transaction as a registered owner or on behalf of a registered owner. To accept the Offer in accordance with its terms, a Letter of Transmittal properly completed and bearing original signature(s) and the original of any required signature guarantee(s), any certificates representing Shares tendered, and any other documents required by this Letter of Transmittal, must be mailed or delivered to Computershare Shareholder Services, Inc. (the “Depositary”) at an appropriate address set forth above and must be received by the Depositary prior to 5:00 p.m. Eastern Time on October 27, 2005, or such later time and date to which the Offer is extended, unless the tendering party has satisfied the conditions for guaranteed delivery described in Section 4(e) of the Offer to Purchase. Delivery of documents to a book-entry transfer facility does not constitute delivery to the Depositary.

THE UNDERSIGNED ALSO TENDERS UNCERTIFICATED SHARES HELD IN THE NAME(S) OF THE UNDERSIGNED BY THE FUND’S TRANSFER AGENT PURSUANT TO THE FUND’S DIVIDEND REINVESTMENT PLAN, IF ANY. CHECK THIS BOX ☐ IF THERE ARE ANY SUCH SHARES.

☐
THIS BOX SHOULD BE CHECKED IF, IN ADDITION TO SHARES TENDERED HEREBY, SHARES ARE ALSO CONSTRUCTIVELY OWNED BY THE UNDERSIGNED AS DETERMINED UNDER SECTION 318 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

A SEPARATE LETTER OF TRANSMITTAL MUST BE SUBMITTED BY EACH REGISTERED OWNER OF SHARES WHICH ARE CONSIDERED TO BE CONSTRUCTIVELY OWNED BY THE UNDERSIGNED.

The boxes below are to be checked by eligible institutions only.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE DEPOSITORY TRUST COMPANY (“DTC”) AND COMPLETE THE FOLLOWING:

NAME OF TENDERING INSTITUTION:

DTC PARTICIPANT NUMBER:

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

NAME(S) OF REGISTERED HOLDER(S):

WINDOW TICKET NUMBER (IF ANY):

DATE OF EXECUTION OF NOTICE OF GUARANTEED DELIVERY:

NAME OF ELIGIBLE INSTITUTION WHICH GUARANTEED DELIVERY:

DTC PARTICIPANT NUMBER (IF DELIVERED BY BOOK-ENTRY TRANSFER):

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        The person(s) signing this Letter of Transmittal (the “Signor”) hereby tender(s) to Evergreen Utilities and High Income Fund, a non-diversified, closed-end management investment company organized as a statutory trust under the laws of the State of Delaware (the “Fund”), the above-described common shares, no par value (the “Shares”), of the Fund, for purchase by the Fund at a price (the “Purchase Price”) equal to the net asset value (“NAV”) per Share determined as of the close of the regular trading session of the New York Stock Exchange on October 28, 2005 (or, if the Offer as defined below is extended, on the date after the Expiration Date as defined in the Offer to Purchase) in cash, under the terms and subject to the conditions set forth in the Offer to Purchase dated September 26, 2005, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal, together with any amendments or supplements thereto, collectively constitute the “Offer”).

        Subject to, and effective upon, acceptance for payment of, or payment for, Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the Signor hereby sells, assigns and transfers to, or upon the order of, the Fund, all right, title and interest in and to all of the Shares that are being tendered hereby that are purchased pursuant to the Offer, and hereby irrevocably constitutes and appoints Computershare Shareholder Services, Inc. (the “Depositary”) as attorney-in-fact of the Signor with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) present certificate(s) for such Shares, if any, for cancellation and transfer on the Fund’s books and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions set forth in the Offer.

        The Signor hereby represents and warrants that (i) the Signor, if a broker, dealer, commercial bank, trust company or other nominee, has obtained the tendering Shareholder’s instructions to tender pursuant to the terms and conditions of this Offer in accordance with the letter from the Fund to brokers, dealers, commercial banks, trust companies and other nominees; (ii) when and to the extent the Fund accepts the Shares for purchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim; (iii) on request, the Signor will execute and deliver any additional documents that the Depositary or the Fund deems necessary or desirable to complete the assignment, transfer and purchase of the Shares tendered hereby; and (iv) the Signor has read and agrees to all of the terms and conditions of the Offer.

        The name(s) and address(es) of the registered owner(s) should be printed as on the registration of the Shares. If the Shares tendered hereby are in certificate form, the certificate(s) representing such Shares must be returned together with this Letter of Transmittal.

        The Signor recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Fund may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the Signor understands that certificate(s) for the Shares not purchased, if any, will be returned to the Signor at its registered address unless otherwise indicated under the Special Delivery Instructions below. The Signor recognizes that the Fund has no obligation, pursuant to the Special Payment Instructions set forth below, to transfer any Shares from the name of the registered owner thereof if the Fund purchases none of such Shares.

        The Signor understands that acceptance of Shares by the Fund for payment will constitute a binding agreement between the Signor and the Fund upon the terms and subject to the conditions of the Offer.

        The check for the purchase price of the tendered Shares purchased will be issued to the order of the Signor and mailed to the address indicated, unless otherwise indicated below in the box titled Special Payment Instructions or the box titled Special Delivery Instructions. The Fund will not pay interest on the purchase price under any circumstances.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signor and all obligations of the Signor hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signor. Except as stated in the Offer, this tender is irrevocable.

        Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for the purchase price and/or return any Share certificates not accepted for payment in the name(s) of the registered holder(s) appearing above under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price for any Shares purchased and/or return any Share certificates not accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that both the Special Payment Instructions and the Special Delivery Instructions are completed, please issue the check for the purchase price and/or return any Share certificates not accepted for payment in the name of, and deliver such check and/or return any such Share certificates to, the person(s) so indicated. The undersigned recognizes that the Fund has no obligation pursuant to the Special Payment Instructions to transfer any Shares from the name of the registered holder thereof if the Fund does not accept for payment any of the Shares tendered hereby.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 5, 6 and 7)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 5, 6 and 7)

       To be completed ONLY if any certificate for Shares not purchased, and/or a check for the purchase price of Shares accepted for payment, is to be issued in the name of someone other than the undersigned.

Issue:  ☐  Check to:
          ☐  Certificate(s) to:

       To be completed ONLY if any certificate for Shares not purchased, and/or a check for the purchase price of Shares accepted for payment and issued in the name of the registered owner(s), is to be sent to someone other than the registered owner(s) or to the registered owner(s) at an address other than that shown above.

Name(s) _____________________________________________	Issue: ☐ Check to: ☐ Certificate(s) to:
(Please Print)	Name(s) _____________________________________________
Address(es)	(Please Print)
Address(es)

(Include Zip Code)
(Tax Identification or Social Security Number(s))	(Include Zip Code)
(Tax Identification or Social Security Number(s))

SHAREHOLDER(S) SIGN HERE (See Instructions 1 and 5) (Please See Substitute Form W-9) (Please Print Except for Signature)

Must be signed by registered owner(s) exactly as Shares are registered. If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 5. Signature guarantees are required in certain circumstances. See Instruction 1. By signing this Letter of Transmittal, you represent that you have read the entire Letter of Transmittal.

(Signature(s) Exactly as Shares Are Registered)
Dated	, 2005
Name(s)

(Please Print Name(s) of Owner(s) Exactly as Shares Are Registered)
(Tax Identification or Social Security Number(s))
Daytime Telephone Number, including Area Code

GUARANTEE OF SIGNATURE(S) (See Instructions 1 and 5) (Please Print Except for Signature)
Authorized Signature
Name
Title
Name of Firm
Address
(Include Zip Code)
Telephone Number, including Area Code
Dated	, 2005

 INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures.

No signature guarantee is required on this Letter of Transmittal if (a) this Letter of Transmittal is signed by the registered holder(s) of Shares tendered hereby (including, for purposes of this document, any participant in the book-entry transfer facility of The Depository Trust Company (“DTC”) whose name appears on DTC’s security position listing as the owner of Shares), unless such holder(s) has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” included in this Letter of Transmittal, or (b) the Shares are tendered for the account of a firm (an “Eligible Institution”) which is a broker, dealer, commercial bank, credit union, savings association or other entity which is a member in good standing of a stock transfer association’s approved medallion program (such as STAMP, SEMP or MSP). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

2. Delivery of Letter of Transmittal and Certificates.

This Letter of Transmittal is to be used (a) if Shares are to be forwarded herewith, (b) if uncertificated Shares held by the Fund’s transfer agent pursuant to the Fund’s Dividend Reinvestment Plan are to be tendered, or (c) if tenders are to be made by book-entry transfer to the account maintained by the Depositary pursuant to the procedure set forth in Section 4 of the Offer to Purchase.

THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING SHARE CERTIFICATES, THIS LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK-ENTRY TRANSFER FACILITY IS AT THE OPTION AND SOLE RISK OF THE TENDERING SHAREHOLDER. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Shareholders have the responsibility to cause their Shares (in proper certificated or uncertificated form), this Letter of Transmittal properly completed and bearing original signature(s) and the original of any required signature guarantee(s) and any other documents required by this Letter of Transmittal to be timely delivered in accordance with the Offer.

The Fund will not accept any alternative, conditional or contingent tenders. All tendering Shareholders, brokers, dealers, commercial banks, trust companies and other nominees, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their tender.

3. Inadequate Space.

If the space provided in any of the boxes to be completed is inadequate, the necessary information should be listed on a separate schedule signed by all of the required signatories and attached hereto.

4. Tender of All Shares Held by the Stockholder.

A Shareholder wishing to accept the Offer must tender, or cause the tender of, at least 20% of the Shares owned by the Shareholder and the Shares attributed to the Shareholder for federal income tax purposes under Section 318 of the Internal Revenue Code of 1986, as amended, as of the date of purchase of Shares pursuant to the Offer. Shareholders should consult their tax advisors as to the application of the constructive ownership rules of Section 318. If more than 493,205 Shares are duly tendered prior to the expiration of the Offer (and not timely withdrawn), the Fund will purchase Shares from tendering Shareholders in accordance with the terms and subject to the conditions specified in the Offer to Purchase, on a pro rata basis in accordance with the number of Shares duly tendered by each Shareholder during the period the Offer is open (and not timely withdrawn), unless the Fund determines not to purchase any Shares. Certificates representing Shares tendered but not purchased will be returned promptly following the termination, expiration or withdrawal of the Offer, without further expense to the tendering Shareholder.

5. Signatures on Letter of Transmittal, Authorizations and Endorsements.

If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) for the Shares tendered without alteration, enlargement or any change whatsoever.

If any of the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any of the tendered Shares are registered in different names (including Shares attributed to the tendering Shareholder for Federal income tax purposes under Section 318 of the Code) on several certificates, it is necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

If this Letter of Transmittal or any certificate for Shares tendered or stock powers relating to Shares tendered are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority so to act must be submitted.

If this Letter of Transmittal is signed by the registered holder(s) of the Shares transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made to, or certificates for Shares not purchased are to be issued in the name of, a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed thereon, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for the Shares involved. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

6. Transfer Taxes.

The Fund will pay any transfer taxes payable on the transfer to it of Shares purchased pursuant to the Offer, provided, however, that if (a) payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) unpurchased Shares are to be registered in the name(s) of, any person(s) other than the registered owner(s), or (b) if any tendered certificate(s) are registered, or the Shares tendered are otherwise held, in the name(s) of any person(s) other than the registered owner, the amount of any transfer taxes (whether imposed on the registered owner(s) or such other person(s)) payable on account of the transfer to such person(s) will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

7. Special Payment and Delivery Instructions.

If certificate(s) for unpurchased Shares and/or check(s) are to be issued in the name of a person other than the registered owner(s) or if such certificate(s) and/or check(s) are to be sent to someone other than the registered owner(s) or to the registered owner(s) at a different address, the captioned boxes “Special Payment Instructions” and/or “Special Delivery Instructions” in this Letter of Transmittal must be completed. Please note that in the case of issuance in a different name, the tax identification number of the person named must also be indicated.

8. Determinations of Validity.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined not to be in appropriate form or to refuse to accept for payment, purchase or pay for, any Shares if, in the opinion of the Fund’s counsel, accepting, purchasing or paying for such Shares would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender, whether generally or with respect to any particular Share(s) or Shareholder(s). The Fund’s interpretations of the terms and conditions of the Offer (including these instructions) shall be final and binding.

NEITHER THE FUND, ITS BOARD OF TRUSTEES, THE ADVISOR, THE DEPOSITARY NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

9. Questions and Requests for Assistance and Additional Copies.

Questions and requests for assistance may be directed to the Depositary at the mailing address provided above or by telephoning (888) 396-7866. Requests for additional copies of the Offer to Purchase and this Letter of Transmittal may be directed to Computershare Shareholder Services, Inc., the Distribution Agent, by telephoning (732) 417-2653. Shareholders who do not own Shares directly may also obtain such information and copies from their broker, dealer, commercial bank, trust company or other nominee. Shareholders who do not own Shares directly are required to tender their Shares through their broker, dealer, commercial bank, trust company or other nominee and should NOT submit this Letter of Transmittal to the Depositary.

10. Restriction on Short Sales.

Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14e-4 promulgated thereunder, make it unlawful for any person, acting alone or in concert with others, to tender Shares in a partial tender offer for such person’s own account unless at the time of tender, and at the time the Shares are accepted for payment, the person tendering has a “net long position” equal to or greater than the amount tendered in (a) Shares, and will deliver or cause to be delivered such Shares for the purpose of tender to the person making the Offer within the period specified in the Offer, or (b) an equivalent security and, upon acceptance of his or her tender, will acquire Shares by conversion, exchange, or exercise of such equivalent security to the extent required by the terms of the Offer, and will deliver or cause to be delivered the Shares so acquired for the purpose of tender to the Fund prior to or on the Expiration Date. Section 14(e) and Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

The acceptance of Shares by the Fund for payment will constitute a binding agreement between the tendering Shareholder and the Fund upon the terms and subject to the conditions of the Offer, including the tendering Shareholder’s representation that the Shareholder has a “net long position” in the Shares being tendered within the meaning of Rule 14e-4 and that the tender of such Shares complies with Rule 14e-4.

11. Backup Withholding Tax.

Under the U.S. federal income tax laws, the Depositary may be required to withhold 28% of the amount of any payment made to certain holders pursuant to the Offer. In order to avoid such backup withholding tax, each tendering U.S. Shareholder who has not already submitted a correct, completed and signed Form W-9 or Substitute Form W-9 to the Fund should provide the Depositary with the Shareholder’s correct taxpayer identification number (“TIN”) by completing a Substitute Form W-9, a copy of which is included in this Letter of Transmittal. In general, if a U.S. Shareholder is an individual, the TIN is the individual’s Social Security number. If the Depositary is not provided with the correct TIN, the U.S. Shareholder may be subject to a penalty imposed by the Internal Revenue Service. Certain U.S. Shareholders (including, among others, all U.S. corporations) are not subject to these backup withholding and reporting requirements, but should nonetheless complete a Substitute Form W-9 to avoid the possible erroneous imposition of a backup withholding tax.

In order for a non-U.S. Shareholder to avoid the 28% backup withholding tax, the non-U.S. Shareholder must submit a statement to the Depositary signed under penalties of perjury attesting as to its non-U.S. status. A copy of Form W-8BEN and Form W-8IMY and instructions for completing those forms are enclosed for such Shareholders.

Backup withholding tax is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding tax will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, the Shareholder may claim a refund from the Internal Revenue Service. All Shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Offer.

The tax information set forth above is included for general information only and may not be applicable to the situations of certain taxpayers.

12. Withdrawal Rights.

At any time prior to 5:00 p.m. Eastern Time on the Expiration Date, and, if the Shares have not by then been accepted for payment by the Fund, at any time after November 22, 2005, any Shareholder may withdraw all, but not fewer than all, of the Shares that the Shareholder has tendered.

To be effective, a written notice of withdrawal of Shares tendered must be timely received by the Depositary at the appropriate address set forth on the first page of this Letter of Transmittal. Shareholders may also send a facsimile transmission notice of withdrawal, which must be timely received by the Depositary at (781) 380-3388 (confirm by telephone at (781) 843-1833 extension 200), and the original notice of withdrawal must be delivered to the Depositary by overnight courier or by hand the next day. Any notice of withdrawal must specify the name(s) of the person having tendered the Shares to be withdrawn, the number of Shares to be withdrawn and, if one or more certificates representing such Shares have been delivered or otherwise identified to the Depositary, the name(s) of the registered owner(s) of such Shares as set forth in such certificate(s) if different from the name(s) of the person tendering the Shares. If one or more certificates have been delivered to the Depositary, then, prior to the release of such certificate(s), the certificate number(s) shown on the particular certificate(s) evidencing such Shares must also be submitted and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution.

All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by the Fund in its sole discretion, which determination shall be final and binding. Shares properly withdrawn will not thereafter be deemed to be tendered for purposes of the Offer. Withdrawn Shares, however, may be re-tendered by following the procedures described in Section 4 prior to 5:00 p.m. Eastern Time on the Expiration Date. Except as otherwise provided in the Offer to Purchase, tenders of Shares made pursuant to the Offer will be irrevocable.

NEITHER THE FUND, ITS BOARD OF TRUSTEES, THE ADVISOR, THE DEPOSITARY NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY NOTICE OF WITHDRAWAL, NOR SHALL ANY OF THEM INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

13. Certain Conditions of the Offer.

Notwithstanding any other provision of the Offer or the Fund’s Prospectus dated April 27, 2004, the policy of the Board of Trustees of the Fund (the “Board”), which may be changed by the Board, is that the Fund will not purchase Shares pursuant to the Offer if (a) such purchases would impair the Fund’s status as a regulated investment company under the Federal tax laws (which would make the Fund a taxable entity, causing the Fund’s income to be taxed at the corporate level in addition to the taxation of Shareholders who receive dividends from the Fund); (b) the Fund would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Fund’s investment objective and policies in order to purchase tendered common shares; (c) such action would result in the Fund failing to satisfy the American Stock Exchange’s (the “AMEX”) minimum listing requirements (the market value of the outstanding publicly held Shares must be at least $10,000,000 and the Evergreen closed-end funds that are listed on the AMEX as a group (including the Fund) must have an average market value of publicly held shares or net assets of at least $15,000,000 and a total market value of publicly held shares or net assets as a group of at least $75,000,000); or (d) there is, in the judgment of the Board, any (1) legal action or proceeding instituted or threatened challenging the tender offer or otherwise materially adversely affecting the Fund; (2) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by banks in the United States, which is material to the Fund; (3) limitation imposed by Federal or state authorities on the extension of credit by lending institutions; (4) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States which is material to the Fund; (5) suspension of or limitation on prices for trading securities generally on the AMEX or any foreign exchange on which portfolio securities of the Fund are traded; (6) other event or condition that would have a material adverse effect on the Fund or its shareholders if tendered common shares were purchased; or (7) the Board determines that effecting the transaction would constitute a breach of their fiduciary duty owed the Fund or its stockholders. Thus, there can be no assurance that the Board of Trustees will proceed with any tender offer. The Board of Trustees may modify these conditions at any time.

The foregoing conditions are for the Fund’s sole benefit and may be asserted by the Fund regardless of the circumstances giving rise to any such condition (including any action or inaction of the Fund), and any such condition may be waived by the Fund, in whole or in part, at any time and from time to time in its reasonable judgment. The Fund’s failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Fund concerning the events described in the Offer to Purchase shall be final and binding.

The Fund reserves the right, at any time during the duration of the Offer, to amend, extend or terminate the Offer in any respect.

*     *     *     *     *     *

IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE(S), SHARES (IN PROPER CERTIFICATED OR UNCERTIFICATED FORM) AND OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITARY, OR A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION OF THE OFFER.